Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-3ASR

(Form Type)

ZYMEWORKS INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type		Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.00001 par value per share	457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Preferred Stock	457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Debt Securities	457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Depositary Shares	457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Warrants	457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Subscription Rights	457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Purchase Contracts	457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Units	457(r)	(1)	(1)	(1)	(2)	(2)
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.00001 par value per share	415(a)(6)	—		$122,798,000 (3) (4)			POSASR	333-259970-01	October 1, 2021	$13,532.34 (7)
	Equity	Common Stock, $0.00001 par value per share	415(a)(6)	570,637		$2,930,221 (4) (5)			POSASR	333-259970-01	October 1, 2021	$322.91 (7)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	—		$350,000,000 (4) (6)			POSASR	333-259970-01	October 1, 2021	$38,570.00 (7)
	Total Offering Amounts					$475,728,221		—
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							—

(1)

An indeterminate aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered, issued or sold at indeterminate prices. In addition, an indeterminate number of securities that may be issued upon exercise, settlement, conversion or exchange of any offered securities, or pursuant to anti-dilution adjustments, is being registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee. Any registration fees will be paid subsequently on a “pay-as-you-go” basis.

(3)

On March 7, 2023, the registrant filed Post-Effective Amendment No. 2 and Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 (File No. 333-259970-01) (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered herein include $122,798,000 of shares of common stock previously registered by the registrant on the Prior Registration Statement and which remain unsold.

(4)	Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the time of filing of this registration statement.
(5)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered herein include 570,637 shares of common stock previously registered by the registrant on the Prior Registration Statement and which remain unsold.

(6)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered herein include $350,000,000 of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase common stock, preferred stock or other securities of the registrant, (f) subscription rights, (g) purchase contracts, and (h) units consisting of some or all of these securities in any combination previously registered by the registrant on the Prior Registration Statement and which remain unsold.

(7)

The filing fee paid in connection with the registration of the unsold securities referenced in notes (3), (5) and (6) above in the Prior Registration Statement will continue to be applied to such securities. Accordingly, there is no additional registration fee due in connection with the filing of any prospectus supplements related to such securities.